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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)   JULY 9, 2002
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                         SOFTWALL EQUIPMENT CORPORATION
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             (Exact name of registrant as specified in its charter)

             UTAH                      0001082562               87-0624752
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

                11602 Colchester Drive, Sandy UT 84092
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code       (801) 572-4724
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          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
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         On July 1, 2002, Softwall Equipment Corporation a Utah corporation
(the "Registrant"), completed an Agreement and Plan of Reorganization and Share Exchange (the "Agreement") with U. S. Technical Consultants Inc, a California corporation (U. S. Technical) pursuant to and in accordance with a completed Agreement and Plan of Reorganization and Share Exchange (the "Agreement") dated as of July 1, 2002 (the "Agreement") by and among the Registrant and U. S. Technical Consultants Inc.

         The shareholders (the "Shareholders") of U.S. Technical Consultants Inc. (the "Company"), holding a majority of the outstanding shares of capital stock of the Company have approved a share exchange transaction (the "Share Exchange") which will result in the Company becoming a wholly owned subsidiary of Softwall Equipment, Inc. ("Softwall"), a Utah corporation publicly listed on the over-the-counter bulletin board. The following is a brief summary of the principal terms of the proposed Share Exchange. The Share Exchange is to be consummated by an Agreement and Plan of Reorganization and Share Exchange to be entered into between the Company, Softwall and Randall Peterson, the majority shareholder of Softwall (the "Share Exchange Agreement"). This description is not a complete description of the terms of the Share Exchange. For a more complete description refer to the Share Exchange Agreement (and the attached exhibits), which is attached hereto as Exhibit 2.1.

1. STRUCTURE. At the closing (the "Closing") of the Share Exchange, each issued and outstanding share of common stock of the Company ("Company Common Stock") outstanding immediately prior to the effective time of the Share Exchange (the "Effective Time"), shall automatically be converted into and become a right to receive a pro rata portion of 3.5 million shares of common stock of Softwall (the "Softwall Common Stock"). Upon conversion of all Company Common Stock, the shareholders of the Company shall collectively hold approximately 91.5% of the issued and outstanding capital stock of Softwall.

2. MERGER CONSIDERATION. Immediately after the Effective Time, Softwall shall be issued all authorized and unissued shares of common stock of the Company, and shall become the sole shareholder of the Company.

3. CONSULTING AGREEMENT AND PROMISSORY NOTE. In connection with the Share Exchange, Softwall shall enter into a one-year Consulting Agreement with Randall Peterson (the "Consulting Agreement") who currently owns a majority of the issued and outstanding shares of Softwall Common Stock, in substantially the form attached hereto as Exhibit 2.2. In exchange for consulting services, Softwall shall (a) issue Mr. Peterson 183,411 shares of Softwall Common Stock, and (b) issue Mr. Peterson a non-interest bearing Secured Promissory Note in the principal amount of $125,000.00 (the "Peterson Note"), in substantially the form attached to the Consulting Agreement as Exhibit 2.3. Under the terms of the Peterson Note, $5,000.00 shall be due and payable to Mr. Peterson on or before July 31, 2002, $5,000.00 shall be due and payable to Mr. Peterson on or before August 31, 2002, and the balance of $115,000.00 shall be due and payable to Mr. Peterson on or before September 30, 2002. If the Peterson Note is not paid in full by August 31, 2002, interest shall begin accruing on all unpaid amounts at the rate of fifteen percent (15%) per annum. In the event the Company fails to satisfy its obligations under the Peterson Note by December 31, 2002, subject to certain notice provisions, at Mr. Peterson's direction, the Share Exchange shall be unwound and the parties shall be restored to the relative positions they held immediately prior to the Closing.

4. RESCISSION OF THE SHARE EXCHANGE AGREEMENT. If the Company defaults on its payment obligations under the Peterson Note, at Mr. Peterson's direction, the Share Exchange shall be unwound and the parties shall be restored to the relative positions they held immediately prior to the Closing of the Share Exchange (the "Closing").

5. APPOINTMENT OF DIRECTORS. At the Effective Time, Bill Thomas and Jerry Shumacher, directors of the Company, shall become directors of Softwall.

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6.       SPIN-OFF OF SOFTWALL'S PRE-CLOSING ASSETS. Immediately after the
         Effective Time, Softwall shall call a shareholder's meeting and seek approval to form a wholly owned subsidiary of Softwall (the "Softwall Subsidiary") to which Softwall shall transfer all of the assets and liabilities related to its pre-Closing business of developing proprietary mining processes. Thereafter, Softwall shall distribute all of the shares of the Softwall Subsidiary, on a pro rata basis, to the holders of Softwall's common stock that existed immediately prior to the Closing.

7. CONVERSION OF COMPANY DEBT TO SOFTWALL PREFERRED STOCK. Immediately after the Closing, Softwall shall call a shareholders meeting and seek shareholder approval to amend Softwall's Articles of Incorporation (the "Articles") to authorize one class of preferred stock of Softwall. The preferred stock shall be issued to the holders of certain outstanding promissory notes previously issued by the Company which have an aggregate principal balance outstanding of approximately $1,115,789 (the "Investor Notes") in exchange for cancellation of the Investor Notes. Upon payment in full of the Peterson Note, Softwall shall amend the Articles to authorize the issuance of such preferred stock and issue such preferred stock to the Investor Note holders in exchange for the cancellation of the Investor Notes.

         The aggregate consideration for the Share Exchange was 3,500,000 shares of common stock of the Registrant, which shares of common stock were issued directly to the shareholders of U. S. Technical in connection with the Share Exchange on the basis of one hundred fifty-six point sixty two (156.62) shares of the Registrant's common stock for each issued and outstanding share of U. S. Technical's common stock. Upon the effectiveness of the Share Exchange, all issued and outstanding shares of U. S. Technical capital stock were cancelled. As a result of the Share Exchange, and as a result of ownership of shares of common stock of the Registrant by the former U. S. Technical shareholders, the former shareholders of U. S. Technical became entitled to exercise voting control over the Registrant. Immediately prior to such time, Randall Peterson exercised voting control over the Registrant. Certain of the former U. S. Technical shareholders (the " U. S. Technical Holders") who together acquired control of the Registrant, and their respective holdings of the common stock of the Registrant are: William E. Thomas, 462,185 Shares; Carol Thomas, 78,310 shares; Jerry L. Schumacher, 231,640 shares; Keith MC Kinney, 78,310 shares; Jamie Marquez, 68,129 shares, Clemente Flordelis, 98,983 shares; William E. Thomas III, 39,155 shares; Everett D. Gibson, 39,155 shares.

         Specifically, as of July 1, 2002, the Registrant had approximately
3.825 million shares of common stock outstanding. As of that date, the U. S. Technical Holders beneficially owned an aggregate of 3,500,000 shares of the Registrant's Common Stock. Based upon this ownership, as of July 1, 2002, the
U. S. Technical Holders together beneficially owned approximately 91.5% of the Registrants common stock, and held an equivalent percentage of the voting power over all matters on which the holders of the Registrant's common stock are entitled to vote.

         Consequently, the U. S. Technical Holders have sufficient voting power to control the outcome of all corporate matters submitted to the vote of the Registrant's shareholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors (and, thereby, the qualification and appointment of officers of the Registrant), and mergers and other business combinations involving the Registrant. In addition, through their control of the Board of Directors and voting power, the U. S. Technical Holders may be able to control certain decisions, including decisions with respect to the Registrant's dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by the Registrant. In addition, the concentration of voting power in the U. S. Technical Holders could have the effect of delaying or preventing a change in control of the Registrant and may affect the market price of the Registrant's common stock.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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         On July 1, 2002, Softwall completed the Share Exchange with U. S.
Technical pursuant to and in accordance with "the Agreement". In the Share Exchange, U. S. Technical was acquired by Softwall. U. S. Technical is an aviation engineering and FAA authorized certification firm. U. S. Technical's business is primarily focused on engineering for transport category aircraft such as those manufactured by Boeing, Airbus, and formally McDonnell Douglas. U.
S. Technical's experience is on the complete range of transport and cargo aircraft flying today e.g. 747, MD-11, A320 etc. Customers include most of the U.S. airlines and some foreign carriers. Engineering/Certification is required any time an aircraft is changed, in any manner, from its original configuration regardless of how small the change. The FAA regulations are stringent and only designated firms and engineers are authorized to officiate or certify to such changes. As aircraft configurations are frequently changed, new parts are designed in many cases. These and other parts receive certification designated as "PMA" parts, which are equal to or better than the original equipment part, and are sold in the after market. U.S. Technical has designated more than 1,000 STC and PMA parts for customers that are in aftermarket inventories.

         The Share Exchange is expected to be accounted for using the purchase method of accounting for financial reporting purposes. The aggregate consideration for the Share Exchange was $125,000 and 3,500,000 shares of common stock of the Registrant, which shares of common stock were issued directly to the shareholders of U. S. Technical Consultants Inc. in connection with the Share Exchange, pursuant to which the shares of U. S. Technical Consultants Inc. capital stock held by them were cancelled. In addition, there were approximately $70,000 in costs incurred in connection with the Share Exchange. The Share Exchange was funded through the issuance of shares of common stock of the Registrant, as discussed above, and the cash costs will be paid for through financing obtained in a Small Business Administration disaster loan yet to be issued. In determining the consideration paid in connection with the Share Exchange, the Registrant and U. S. Technical took into account the value of companies of similar industry and size to U. S. Technical Consultants Inc., U.
S. Technical Consultants Inc. comparable transactions and the market for such companies generally.

         The Registrant, presently intends to continue the operations of U. S. Technical Consultants Inc. in substantially the same manner as conducted prior to the Share Exchange.

ITEM 5.  OTHER EVENTS.
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         NONE

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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          (a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  It is impracticable to provide the required financial statements for the acquired business at the time this Form 8-K is filed. The Registrant shall file the required financial statements under cover of Form 8-K/A on or before September 8, 2002.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  To be provided on or before September 8, 2002.

         (c)      EXHIBITS.

                  Exhibit
                  Number            Exhibit Description
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                  2.1      Agreement and Plan of Reorganization and Share
                           Exchange dated as of July 1, 2002 by and between the Registrant, Softwall Equipment Corporation and U. S. Technical Consultants Inc.

                  2.2 Consulting Agreement dated as of July 1, 2002 by and between the Registrant, Softwall Equipment Corporation and U. S. Technical Consultants Inc.

                  2.3 Secured Promissory Note dated as of July 1, 2002 by and between the Registrant, Softwall Equipment Corporation and U. S. Technical Consultants Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.

Date: July 9, 2002                     SOFTWALL EQUIPMENT CORPORATION

                                       By: /s/ RANDALL PETERSON
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                                           Randall Peterson,
                                           Chief Executive Officer and President

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